Exhibit 99.1

TerraForm Power Closes Merger and Sponsorship Transaction

BETHESDA, Md., October 16, 2017 (GLOBENEWSWIRE) -- TerraForm Power, Inc. (Nasdaq: TERP) (“TerraForm Power”) today announced the closing of its previously announced merger and sponsorship transaction.   Brookfield Asset Management (“Brookfield”) has assumed the role of TerraForm Power’s sponsor and Brookfield, together with its institutional partners, is now TerraForm Power’s controlling shareholder, holding 51% of its outstanding common shares.

John Stinebaugh, the newly appointed Chief Executive Officer of TerraForm Power said:  “We are confident that TerraForm Power is well-positioned for success.  We see multiple paths to accretively grow the business, both organically and through acquisitions that will expand our premier portfolio of operating solar and wind assets.  We look forward to executing on our plan to surface significant value and deliver compelling returns to investors.”

In connection with the merger, stockholders were given the option to elect for each share of Class A common stock owned immediately prior to the merger to either (i) receive $9.52 in cash (the “cash option”) or (ii) retain one share of Class A common stock following the closing of the merger (the “stock option”). As previously announced, the cash option and stock option elections were subject to proration procedures as set forth in the Merger and Sponsorship Transaction Agreement. Based on the results of the consideration election, the elections of the stock option were oversubscribed and the proration ratio was 62.6%, which meant that stockholders electing to receive 100% of their merger consideration in stock retained 62.6% of their shares of Class A common stock in the merger and received cash consideration in respect of 37.4% of their shares. As of immediately following the consummation of the merger, there were 148,224,429 shares of Class A common stock of TerraForm Power outstanding.

TerraForm Power owns and operates a best-in-class renewable power portfolio of solar and wind assets totaling more than 2,600 megawatts of installed capacity located primarily in the U.S. Its objective is to deliver an attractive and sustainable total annual return of 12% to shareholders, comprised of a strong dividend yield, supported by a payout ratio of 80-85% of CAFD, and target annual dividend growth of 5-8%.  Its target dividend for 2018 is $0.72 per share.

Portfolio Highlights:

-	High quality assets that produce stable cash flow. Large-scale, diversified portfolio of recently constructed solar and wind assets, under long term contract with creditworthy off-takers.

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Well-positioned to achieve targeted annual dividend growth of 5%-8%.  TerraForm Power is well-positioned to achieve target dividend growth by enhancing cash flows of existing assets through cost savings, as well as through organic growth, acquisitions originated by Brookfield and access to a 3,500 MW ROFO pipeline.  Margin improvement initiatives alone are expected to support target growth through 2020.

-	Prudent financing strategy. TerraForm Power has a simplified capital structure with a strong balance sheet and a plan to further reduce corporate leverage.

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Experienced sponsor.  Brookfield Asset Management is one of the leading owners and operators of renewable power facilities globally and has an established track record of creating shareholder value as the sponsor of publicly traded entities.

Senior management:

In connection with the consummation of the merger, Mr. Peter Blackmore resigned from his position as the Interim Chief Executive Officer of TerraForm Power and Ms. Rebecca Cranna was removed from her position as the Executive Vice President and Chief Financial Officer of TerraForm Power.

John Stinebaugh has been named Chief Executive Officer of TerraForm Power. Mr. Stinebaugh brings over 20 years of infrastructure and power expertise to his role as Chief Executive Officer of TerraForm Power. Mr. Stinebaugh is a Managing Partner with Brookfield. In this capacity, he has held a number of senior roles responsible for sourcing investment opportunities and overseeing operations including oversight of Brookfield’s infrastructure debt business, Chief Operating Officer and Chief Financial Officer of Brookfield Property Group, and Chief Financial Officer and Head of North America for Brookfield Infrastructure Group.

Matthew Berger has been named Chief Financial Officer of TerraForm Power.  Mr. Berger brings over 20 years of Finance experience to his role. He joined Brookfield in 2013 and most recently served in Brookfield Property Group as Executive Vice-President and Chief Financial Officer of IDI Gazeley, one of the world’s largest investors and developers of logistics warehouses and distribution parks.

TerraForm Power has posted an updated corporate profile presentation on its website (www.terraformpower.com) that expands on its strategy for the company going forward.

About TerraForm Power

TerraForm Power owns and operates a best-in-class renewable power portfolio of solar and wind assets located primarily in the U.S., totaling more than 2,600 megawatts of installed capacity.  TerraForm Power has a mandate to acquire operating solar and wind assets in North America and Western Europe. TerraForm Power is listed on the Nasdaq stock exchange (Nasdaq: TERP). It is sponsored by Brookfield Asset Management, a leading global alternative asset manager with more than US$250 billion of assets under management.

For more information about TerraForm Power, please visit: www.terraformpower.com.

Safe Harbor Disclosure

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of cash available for distribution (CAFD), dividend growth, cost savings initiatives, earnings, adjusted EBITDA, revenues, income, loss, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made.  Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to; risks related to the transition to Brookfield sponsorship; risks related to the SunEdison bankruptcy, including our transition away from reliance on SunEdison for certain services including critical systems and information technology infrastructure; risks related to wind conditions at our wind assets or to weather conditions at our solar assets; risks related to potential events of default at our project financings; risks related to delays in our filing of periodic reports with the SEC; risks related to the effectiveness of our internal controls over financial reporting; pending and future litigation; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to successfully identify, evaluate, and consummate acquisitions; government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs, environmental laws and policies affecting renewable energy; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; cash trapped at the project level, including the risk that such project-level cash may not be released up to the Company in a timely manner; risks related to the proposed relocation of the Company’s headquarters; our ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends that we may pay in the future will be subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Power’s control.

TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2016, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Contacts:

Investors for TerraForm Power:

Brett Prior
Head of Investor Relations
investors@terraform.com

Media for TerraForm Power:

Claire Holland
(416) 369-8236
claire.holland@brookfield.com